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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PRI Automation, Inc. 2000 Stock Option Plan, PRI Automation, Inc. 1997 Non-Incentive Stock Option Plan, PRI Automation, Inc. 1994 Incentive and Non-Qualified Stock Option Plan, Commotion Technology, Inc. 2000 Flexible Stock Incentive Plan, Promis Systems Corporation Ltd. Amended and Restated Stock Option Plan, Nonqualified Stock Option granted by PRI Automation, Inc. to Mark Johnston and Equipe Technologies Non-Statutory Stock Options of our report dated March 3, 2000, except for Note 4 as to which the date is March 31, 2000, with respect to the financial statements of Irvine Optical Company, LLC for the years ended December 31, 1999 and 1998 included in the Annual Report (Form 10-K/A) of Brooks Automation, Inc. for the year ended September 30, 2001, filed with the Securities and Exchange Commission.





                                        /s/ Ernst & Young LLP

Woodland Hills, California
May 10, 2002